SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.   20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                     June 26, 1997 (June 20, 1997)

                          Sport Supply Group, Inc.
         (Exact name of registrant as specified in its charter)


         Delaware             1-10704                75-2241783
         (State or other      (Commission File       (IRS Employer
         jurisdiction of       Number)               Identification No.)
         incorporation)


               1901 Diplomat Drive, Farmers Branch, Texas  75234

          (Address of principal executive offices) (Zip Code)


          Registrant's telephone number, including area code:
                             (972) 484-9484


                               Not Applicable

     (Former name or former address, if changed since last report)

Item 4.  Change in Registrant's Certifying Accountant.

     Effective June 20, 1997, the Company appointed Ernst & Young LLP as its independent auditors for the fiscal year ending September 26, 1997, to replace the firm of Arthur Andersen LLP, who was dismissed as auditors of the Company effective June 20, 1997. The decision to change auditors was recommended by the Audit Committee of the Board of Directors and approved by the Company's Board of Directors.

     The reports of Arthur Andersen LLP on the Company's financial statements for the ten month period ended October 31, 1995 and the year ended November 1, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the ten month period ended October 31, 1995, the year ended November 1, 1996, and the subsequent interim period prior to June 20, 1997, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The Company has not consulted with Ernst & Young LLP during the last two fiscal years or subsequent interim periods prior to June 20, 1997, on either the application of accounting principles or the type of opinion Ernst & Young LLP might issue on the Company's financial statements.

     The Company requested Arthur Andersen LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen LLP agrees with the above statements, which letter is attached hereto as Exhibit 16.1.


Item 7.    Financial Statements,  Pro  Forma Financial  Information  and
Exhibits.

     (c)  Exhibits


     16.1. Letter of Arthur Andersen LLP to the Securities and Exchange Commission.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Sport Supply Group, Inc.




Date:  June 25, 1997               By:/s/ John P. Walker
                                      John P. Walker, Executive Vice President
                                      and Chief Financial Officer